Exhibit (a)(5)(J)

SUPREME COURT OF THE STATE OF NEW YORK COUNTY OF NEW YORK
x
:
DART SEASONAL PRODUCTS RETIREMENT	:	Index No. 652509/2012
PLAN, on Behalf of Itself and All Others Similarly	:
Situated,	:
:
Plaintiff,	:	STIPULATION OF VOLUNTARY
	:	DISCONTINUANCE WITHOUT
vs.	:	PREJUDICE PURSUANT TO
	:	C.P.L.R. 3217(a)(2) and (c)
FX ALLIANCE INC., PHILIP Z. WEISBERG,	:
KATHLEEN CASEY, CAROLYN CHRISTIE,	:
JAMES L. FOX, GERALD D. PUTNAM, JR.,	:
JOHN C. ROSENBERG, PETER TOMOZAWA,	:
ROBERT TRUDEAU, and THOMSON REUTERS	:
CORPORATION,	:
:
Defendants.	:
:
x

WHEREAS, Plaintiff filed this action on July 19, 2012 asserting claims in connection with a merger transaction involving FX Alliance, Inc., and Thoinson Reuters Corporation (the "FXall Merger");

WHEREAS a substantially similar action was filed in the Supreme Court New York County captioned Michael Rubin v. FX Alliance Inc., et al., Index No. 652450/2012 on July 13, 2012;

WHEREAS, no party is an infant or incompetent person for whom a committee has been appointed and no person not a served party has an interest in the subject matter of the action;

IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned counsel, that:

1.    Pursuant to C.P.L.R. 3217(a)(2) and (c), the above-captioned action is hereby, discontinued and dismissed without prejudice and without costs or attorneys' fees to either party as against the other.

2.    This stiplulation may be filed electronically without further notice with the Clerk of the Court.

SUBMITTED BY:

ROBBINS GELLER RUDMAN & DOWD LLP
By:	/s/ Mark S. Reich
Samuel H. Rudman Mark S. Reich Andrea Y. Lee 58 South Service Rd., Ste 200 Melville, NY 11747 Telephone: 613/367-7100 631/367-1173 (fax)
Attorneys for Plaintiff Dart Seasonal Products Retirement Plan

	KIRKLAND & ELLIS LLP		FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

By:	/s/ Adam T. Humann	By:	/s/ Justin Santolli
	Yosef J. Riemer Adam T. Humann Shireen A. Barday 601 Lexington Avenue New York, NY 10022 Telephone: 212/446-4800 212/446-4900 (fax)		David B. Hennes Justin Santolli One New York Plaza New York, New York 10004 Telephone: 212/859-8000 212/859-4000 (fax)

	Attorneys for Defendants FX Alliance, Inc. and Philip Z. Weisberg		Attorneys for Defendants Thomson Reuters Corporation